Exhibit 99.2

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

COMPTROLLER OF THE CURRENCY

)
In the Matter of:	)
	)	AA-EC-11-17
PNC Bank, N.A.	)
Wilmington, Delaware	)
)
)

CONSENT ORDER

The Comptroller of the Currency of the United States of America (“Comptroller”), through his national bank examiners and other staff of the Office of the Comptroller of the Currency (“OCC”), as part of an interagency horizontal review of major residential mortgage servicers, has conducted an examination of the residential real estate mortgage foreclosure processes of PNC Bank, N.A., Wilmington, Delaware (“Bank”). The OCC has identified certain deficiencies and unsafe or unsound practices in residential mortgage servicing and in the Bank’s initiation and handling of foreclosure proceedings. The OCC has informed the Bank of the findings resulting from the examination.

The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “Stipulation and Consent to the Issuance of a Consent Order,” dated April 13, 2011 (“Stipulation and Consent”), that is accepted by the Comptroller. By this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Consent Cease and Desist Order (“Order”) by the Comptroller. The Bank has committed to taking all necessary and appropriate steps to remedy the deficiencies and unsafe or unsound practices identified by the OCC, and to enhance the Bank’s residential mortgage servicing and foreclosure processes. The Bank has begun implementing procedures to remediate the practices addressed in this Order.

ARTICLE I

COMPTROLLER’S FINDINGS

The Comptroller finds, and the Bank neither admits nor denies, the following:

(1) The Bank is among the largest servicers of residential mortgages in the United States, and services a portfolio of 1,000,000 residential mortgage loans as of December 2010. During the recent housing crisis, a substantially large number of residential mortgage loans serviced by the Bank became delinquent and resulted in foreclosure actions. The Bank’s foreclosure inventory grew substantially from January 2008 through September 2010.

(2) In connection with certain foreclosures of loans in its residential mortgage servicing portfolio, the Bank:

(a) filed or caused to be filed in state courts affidavits executed by its employees making various assertions, such as ownership of the mortgage note and mortgage, the amount of the principal and interest due, and the fees and expenses chargeable to the borrower, in which the affiant represented that the assertions in the affidavit were made based on personal knowledge or based on a review by the affiant of the relevant books and records, when, in many cases, they were not based on such personal knowledge or review of the relevant books and records;

(b) filed or caused to be filed in state courts, or in local land records offices, numerous affidavits or other mortgage-related documents that were not properly notarized, including those not signed or affirmed in the presence of a notary;

(c) failed to devote sufficient financial, staffing and managerial resources to ensure proper administration of its foreclosure processes;

(d) failed to devote to its foreclosure processes adequate oversight, internal controls, policies, and procedures, compliance risk management, internal audit, third party management, and training; and

(e) failed to sufficiently oversee outside counsel and other third-party providers handling foreclosure-related services.

(3) By reason of the conduct set forth above, the Bank engaged in unsafe or unsound banking practices.

Pursuant to the authority vested in him by the Federal Deposit Insurance Act, as amended, 12 U.S.C. §1818(b), the Comptroller hereby ORDERS that:

ARTICLE II

COMPLIANCE COMMITTEE

(1) The Board shall maintain a Compliance Committee of at least three (3) directors, of which at least two (2) may not be employees or officers of the Bank or any of its subsidiaries or affiliates. In the event of a change of the membership, the name of any new member shall be submitted to the Examiner-in-Charge for Large Bank Supervision at the Bank (“Examiner-in-Charge”). The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s compliance with the provisions of this Order. The Compliance Committee shall meet at least monthly and maintain minutes of its meetings.

(2) Within ninety (90) days of this Order, and within thirty (30) days after the end of each quarter thereafter, the Compliance Committee shall submit a written progress report to the

Board setting forth in detail actions taken to comply with each Article of this order, and the results and status of those actions.

(3) The Board shall forward a copy of the Compliance Committee’s report, with any additional comments by the Board, to the Deputy Comptroller for Large Bank Supervision (“Deputy Comptroller”) and the Examiner-in-Charge within ten (10) days of receiving such report.

ARTICLE III

COMPREHENSIVE ACTION PLAN

(1) Within sixty (60) days of this Order, the Bank shall submit to the Deputy Comptroller and the Examiner-in-Charge an acceptable plan containing a complete description of the actions that are necessary and appropriate to achieve compliance with Articles IV through XII of this Order (“Action Plan”). In the event the Deputy Comptroller asks the Bank to revise the Action Plan, the Bank shall promptly make the requested revisions and resubmit the Action Plan to the Deputy Comptroller and the Examiner-in-Charge. Following acceptance of the Action Plan by the Deputy Comptroller, the Bank shall not take any action that would constitute a significant deviation from, or material change to, the requirements of the Action Plan or this Order, unless and until the Bank has received a prior written determination of no supervisory objection from the Deputy Comptroller.

(2) The Board shall ensure that the Bank achieves and thereafter maintains compliance with this Order, including, without limitation, successful implementation of the Action Plan. The Board shall further ensure that, upon implementation of the Action Plan, the Bank achieves and maintains effective mortgage servicing, foreclosure, and loss mitigation activities (as used herein, the phrase “loss mitigation” shall include, but not be limited to, activities related to special forbearances, modifications, short refinances, short sales, cash-for-keys, and deeds-in-lieu of foreclosure and be referred to as either “Loss Mitigation” or “Loss Mitigation Activities”), as well as associated risk management, compliance, quality control, audit, training, staffing, and related functions. In order to comply with these requirements, the Board shall:

(a) require the timely reporting by Bank management of such actions directed by the Board to be taken under this Order;

(b) follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(c) require corrective action be taken in a timely manner for any non-compliance with such actions.

(3) The Action Plan shall address, at a minimum:

(a) financial resources to develop and implement an adequate infrastructure to support existing and/or future Loss Mitigation and foreclosure activities and ensure compliance with this Order;

(b) organizational structure, managerial resources, and staffing to support existing and/or future Loss Mitigation and foreclosure activities and ensure compliance with this Order;

(c) metrics to measure and ensure the adequacy of staffing levels relative to existing and/or future Loss Mitigation and foreclosure activities, such as limits for the number of loans assigned to a Loss Mitigation employee, including the single point of contact as hereinafter defined, and deadlines to review loan modification documentation, make loan modification decisions, and provide responses to borrowers;

(d) governance and controls to ensure compliance with all applicable federal and state laws (including the U.S. Bankruptcy Code and the Servicemembers Civil Relief Act (“SCRA”)), rules, regulations, and court orders and requirements, as well as the Membership Rules of MERSCORP, servicing guides of the Government Sponsored Enterprises (“GSEs”) or investors, including those with the Federal Housing Administration and those required by the Home Affordable Modification Program (“HAMP”), and loss share agreements with the Federal Deposit Insurance Corporation (collectively “Legal Requirements”), and the requirements of this Order.

(4) The Action Plan shall specify timelines for completion of each of the requirements of Articles IV through XII of this Order. The timelines in the Action Plan shall be consistent with any deadlines set forth in this Order.

ARTICLE IV

COMPLIANCE PROGRAM

(1) Within sixty (60) days of this Order, the Bank shall submit to the Deputy Comptroller and the Examiner-in-Charge an acceptable compliance program to ensure that the mortgage servicing and foreclosure operations, including Loss Mitigation and loan modification, comply with all applicable Legal Requirements, OCC supervisory guidance, and the requirements of this Order and are conducted in a safe and sound manner (“Compliance Program”). The Compliance Program shall be implemented within one hundred twenty (120) days of this Order. Any corrective action timeframe in the Compliance Program that is in excess of one hundred twenty (120) days must be approved by the Examiner-in-Charge. The Compliance Program shall include, at a minimum:

(a) appropriate written policies and procedures to conduct, oversee, and monitor mortgage servicing, Loss Mitigation, and foreclosure operations;

(b) processes to ensure that all factual assertions made in pleadings, declarations, affidavits, or other sworn statements filed by or on behalf of the Bank are accurate, complete, and reliable; and that affidavits and declarations are based on personal knowledge or a review of the Bank’s books and records when the affidavit or declaration so states;

(c) processes to ensure that affidavits filed in foreclosure proceedings are executed and notarized in accordance with state legal requirements and applicable guidelines, including jurat requirements;

(d) processes to review and approve standardized affidavits and declarations for each jurisdiction in which the Bank files foreclosure actions to ensure compliance with applicable laws, rules and court procedures;

(e) processes to ensure that the Bank has properly documented ownership of the promissory note and mortgage (or deed of trust) under applicable state law, or is otherwise a proper party to the action (as a result of agency or other similar status) at all stages of foreclosure and bankruptcy litigation, including appropriate transfer and delivery of endorsed notes and assigned mortgages or deeds of trust at the formation of a residential mortgage-backed security, and lawful and verifiable endorsement and successive assignment of the note and mortgage or deed of trust to reflect all changes of ownership;

(f) processes to ensure that a clear and auditable trail exists for all factual information contained in each affidavit or declaration, in support of each of the charges that are listed, including whether the amount is chargeable to the borrower and/or claimable by the investor;

(g) processes to ensure that foreclosure sales (including the calculation of the default period, the amounts due, and compliance with notice requirements) and post-sale confirmations are in accordance with the terms of the mortgage loan and applicable state and federal law requirements;

(h) processes to ensure that all fees, expenses, and other charges imposed on the borrower are assessed in accordance with the terms of the underlying mortgage note, mortgage, or other customer authorization with respect to the imposition of fees, charges, and expenses, and in compliance with all applicable Legal Requirements and OCC supervisory guidance;

(i) processes to ensure that the Bank has the ability to locate and secure all documents, including the original promissory notes if required, necessary to perform mortgage servicing, foreclosure and Loss Mitigation, or loan modification functions;

(j) ongoing testing for compliance with applicable Legal Requirements and OCC supervisory guidance that is completed by qualified persons with requisite knowledge and ability (which may include internal audit) who are independent of the Bank’s business lines;

(k) measures to ensure that policies, procedures, and processes are updated on an ongoing basis as necessary to incorporate any changes in applicable Legal Requirements and OCC supervisory guidance;

(l) processes to ensure the qualifications of current management and supervisory personnel responsible for mortgage servicing and foreclosure processes and operations, including collections, Loss Mitigation and loan modification, are appropriate and a determination of whether any staffing changes or additions are needed;

(m) processes to ensure that staffing levels devoted to mortgage servicing and foreclosure processes and operations, including collections, Loss Mitigation, and loan modification, are adequate to meet current and expected workload demands;

(n) processes to ensure that workloads of mortgage servicing, foreclosure and Loss Mitigation, and loan modification personnel, including single point of contact personnel as hereinafter defined, are reviewed and managed. Such processes, at a minimum, shall assess whether the workload levels are appropriate to ensure compliance with the requirements of Article IX of this Order, and necessary adjustments to workloads shall promptly follow the completion of the reviews. An initial review shall be completed within ninety (90) days of this Order, and subsequent reviews shall be conducted semi-annually;

(o) processes to ensure that the risk management, quality control, audit, and compliance programs have the requisite authority and status within the organization so that appropriate reviews of the Bank’s mortgage servicing, Loss Mitigation, and foreclosure activities and operations may occur and deficiencies are identified and promptly remedied;

(p) appropriate training programs for personnel involved in mortgage servicing and foreclosure processes and operations, including collections, Loss Mitigation, and loan modification, to ensure compliance with applicable Legal Requirements and supervisory guidance; and

(q) appropriate procedures for customers in bankruptcy, including a prohibition on collection of fees in violation of bankruptcy’s automatic stay (11 U.S.C. § 362), the discharge injunction (11 U.S.C. § 524), or any applicable court order.

ARTICLE V

THIRD PARTY MANAGEMENT

(1) Within sixty (60) days of this Order, the Bank shall submit to the Deputy Comptroller and the Examiner-in-Charge acceptable policies and procedures for outsourcing foreclosure or related functions, including Loss Mitigation and loan modification, and property management functions for residential real estate acquired through or in lieu of foreclosure, to any agent, independent contractor, consulting firm, law firm (including local counsel in foreclosure or bankruptcy proceedings retained to represent the interests of the owners of mortgages), property management firm, or other third-party (including any affiliate of the Bank) (“Third-Party Providers”). Third-party management policies and procedures shall be implemented within one hundred twenty (120) days of this Order. Any corrective action timetable that is in excess of one hundred twenty (120) days must be approved by the Examiner-in-Charge. The policies and procedures shall include, at a minimum:

(a) appropriate oversight to ensure that Third-Party Providers comply with all applicable Legal Requirements, OCC supervisory guidance (including applicable portions of OCC Bulletin 2001-47), and the Bank’s policies and procedures;

(b) measures to ensure that all original records transferred from the Bank to Third-Party Providers (including the originals of promissory notes and mortgage documents) remain within the custody and control of the Third-Party Provider (unless filed with the appropriate court or the loan is otherwise transferred to another party), and are returned to the Bank or designated custodians at the conclusion of the performed service, along with all other documents necessary for the Bank’s files, and that the Bank retains imaged copies of significant documents sent to Third-Party Providers;

(c) measures to ensure the accuracy of all documents filed or otherwise utilized on behalf of the Bank or the owners of mortgages in any judicial or non-judicial foreclosure proceeding, related bankruptcy proceeding, or in other foreclosure-related litigation, including, but not limited to, documentation sufficient to establish ownership of the promissory note and/or right to foreclose at the time the foreclosure action is commenced;

(d) processes to perform appropriate due diligence on potential and current Third-Party Provider qualifications, expertise, capacity, reputation, complaints, information security, document custody practices, business continuity, and financial viability, and to ensure adequacy of Third-Party Provider staffing levels, training, work quality, and workload balance;

(e) processes to ensure that contracts provide for adequate oversight, including requiring Third-Party Provider adherence to Bank foreclosure processing standards, measures to enforce Third-Party Provider contractual obligations, and processes to ensure timely action with respect to Third-Party Provider performance failures;

(f) processes to ensure periodic reviews of Third-Party Provider work for timeliness, competence, completeness, and compliance with all applicable Legal Requirements and supervisory guidance, and to ensure that foreclosures are conducted in a safe and sound manner;

(g) processes to review customer complaints about Third-Party Provider services;

(h) processes to prepare contingency and business continuity plans that ensure the continuing availability of critical third-party services and business continuity of the Bank, consistent with federal banking agency guidance, both to address short-term and long-term service disruptions and to ensure an orderly transition to new service providers should that become necessary;

(i) a review of fee structures for Third-Party Providers to ensure that the method of compensation considers the accuracy, completeness, and legal compliance of foreclosure filings and is not based solely on increased foreclosure volume and/or meeting processing timelines; and

(j) a certification process for law firms (and recertification of existing law firm providers) that provide residential mortgage foreclosure and bankruptcy services for the Bank, on a periodic basis, as qualified to serve as Third-Party Providers to the Bank including that attorneys are licensed to practice in the relevant jurisdiction and have the experience and competence necessary to perform the services requested.

ARTICLE VI

MORTGAGE ELECTRONIC REGISTRATION SYSTEM

(1) Within sixty (60) days of this Order, the Bank shall submit to the Deputy Comptroller and the Examiner-in-Charge an acceptable plan to ensure appropriate controls and oversight of the Bank’s activities with respect to the Mortgage Electronic Registration System (“MERS”) and compliance with MERSCORP’s membership rules, terms, and conditions (“MERS Requirements”) (“MERS Plan”). The MERS Plan shall be implemented within one hundred twenty (120) days of this Order. Any corrective action timetable that is in excess of one hundred twenty (120) days must be approved by the Examiner-in-Charge. The MERS Plan shall include, at a minimum:

(a) processes to ensure that all mortgage assignments and endorsements with respect to mortgage loans serviced or owned by the Bank out of MERS’ name are executed only by a certifying officer authorized by MERS and approved by the Bank;

(b) processes to ensure that all other actions that may be taken by MERS certifying officers (with respect to mortgage loans serviced or owned by the Bank) are executed by a certifying officer authorized by MERS and approved by the Bank;

(c) processes to ensure that the Bank maintains up-to-date corporate resolutions from MERS for all Bank employees and third-parties who are certifying officers authorized by MERS, and up-to-date lists of MERS certifying officers;

(d) processes to ensure compliance with all MERS Requirements and with the requirements of the MERS Corporate Resolution Management System (“CRMS”);

(e) processes to ensure the accuracy and reliability of data reported to MERSCORP and MERS, including monthly system-to-system reconciliations for all MERS mandatory reporting fields, and daily capture of all rejects/warnings reports associated with registrations, transfers, and status updates on open-item aging reports. Unresolved items must be maintained on open-item aging reports and tracked until resolution. The Bank shall determine and report whether the foreclosures for loans serviced by the Bank that are currently pending in MERS’ name are accurate and how many are listed in error, and describe how and by when the data on the MERSCORP system will be corrected; and

(f) an appropriate MERS quality assurance workplan, which clearly describes all tests, test frequency, sampling methods, responsible parties, and the expected process for open-item follow-up, and includes an annual independent test of the control structure of the system-to-system reconciliation process, the reject/warning error correction process, and adherence to the Bank’s MERS Plan.

(2) The Bank shall include MERS and MERSCORP in its third-party vendor management process, which shall include a detailed analysis of potential vulnerabilities, including information security, business continuity, and vendor viability assessments.

ARTICLE VII

FORECLOSURE REVIEW

(1) Within forty-five (45) days of this Order, the Bank shall retain an independent consultant acceptable to the Deputy Comptroller and the Examiner-in-Charge to conduct an independent review of certain residential foreclosure actions regarding individual borrowers with respect to the Bank’s mortgage servicing portfolio. The review shall include residential foreclosure actions or proceedings (including foreclosures that were in process or completed) for loans serviced by the Bank, whether brought in the name of the Bank, the investor, the mortgage note holder, or any agent for the mortgage note holder (including MERS), that have been pending at any time from January 1, 2009 to December 31, 2010, as well as residential foreclosure sales that occurred during this time period (“Foreclosure Review”).

(2) Within fifteen (15) days of the engagement of the independent consultant described in this Article, but prior to the commencement of the Foreclosure Review, the Bank shall submit to the Deputy Comptroller and the Examiner-in-Charge for approval an engagement letter that sets forth:

(a) the methodology for conducting the Foreclosure Review, including: (i) a description of the information systems and documents to be reviewed, including the selection of criteria for cases to be reviewed; (ii) the criteria for evaluating the reasonableness of fees and penalties; (iii) other procedures necessary to make the required determinations (such as through interviews of employees and third parties and a process for submission and review of borrower claims and complaints); and (iv) any proposed sampling techniques. In setting the scope and review methodology under clause (i) of this sub-paragraph, the independent consultant may consider any work already done by the Bank or other third-parties on behalf of the Bank. The engagement letter shall contain a full description of the statistical basis for the sampling methods chosen, as well as procedures to increase the size of the sample depending on results of the initial sampling;

(b) expertise and resources to be dedicated to the Foreclosure Review;

(c) completion of the Foreclosure Review within one hundred twenty (120) days from approval of the engagement letter; and

(d) a written commitment that any workpapers associated with the Foreclosure Review shall be made available to the OCC immediately upon request.

(3) The purpose of the Foreclosure Review shall be to determine, at a minimum:

(a) whether at the time the foreclosure action was initiated or the pleading or affidavit filed (including in bankruptcy proceedings and in defending suits brought by borrowers), the foreclosing party or agent of the party had properly documented ownership of the promissory note and mortgage (or deed of trust) under relevant state law, or was otherwise a proper party to the action as a result of agency or similar status;

(b) whether the foreclosure was in accordance with applicable state and federal law, including but not limited to the SCRA and the U.S. Bankruptcy Code;

(c) whether a foreclosure sale occurred when an application for a loan modification or other Loss Mitigation was under consideration; when the loan was performing in accordance with a trial or permanent loan modification; or when the loan had not been in default for a sufficient period of time to authorize foreclosure pursuant to the terms of the mortgage loan documents and related agreements;

(d) whether, with respect to non-judicial foreclosures, the procedures followed with respect to the foreclosure sale (including the calculation of the default period, the amounts due, and compliance with notice periods) and post-sale confirmations were in accordance with the terms of the mortgage loan and state law requirements;

(e) whether a delinquent borrower’s account was only charged fees and/or penalties that were permissible under the terms of the borrower’s loan documents, applicable state and federal law, and were reasonable and customary;

(f) whether the frequency that fees were assessed to any delinquent borrower’s account (including broker price opinions) was excessive under the terms of the borrower’s loan documents, and applicable state and federal law;

(g) whether Loss Mitigation Activities with respect to foreclosed loans were handled in accordance with the requirements of the HAMP, and consistent with the policies and procedures applicable to the Bank’s proprietary loan modifications or other loss mitigation programs, such that each borrower had an adequate opportunity to apply for a Loss Mitigation option or program, any such application was handled properly, a final decision was made on a reasonable basis, and was communicated to the borrower before the foreclosure sale; and

(h) whether any errors, misrepresentations, or other deficiencies identified in the Foreclosure Review resulted in financial injury to the borrower or the mortgagee.

(4) The independent consultant shall prepare a written report detailing the findings of the Foreclosure Review (“Foreclosure Report”), which shall be completed within thirty (30) days of completion of the Foreclosure Review. Immediately upon completion, the Foreclosure Report shall be submitted to the Deputy Comptroller, Examiner-in-Charge, and the Board.

(5) Within forty-five (45) days of submission of the Foreclosure Report to the Deputy Comptroller, Examiner-in-Charge, and the Board, the Bank shall submit to the Deputy Comptroller and the Examiner-in-Charge a plan, acceptable to the OCC, to remediate all financial injury to borrowers caused by any errors, misrepresentations, or other deficiencies identified in the Foreclosure Report, by:

(a) reimbursing or otherwise appropriately remediating borrowers for impermissible or excessive penalties, fees, or expenses, or for other financial injury identified in accordance with this Article; and

(b) taking appropriate steps to remediate any foreclosure sale where the foreclosure was not authorized as described in this Article.

(6) Within sixty (60) days after the OCC provides supervisory non-objection to the plan set forth in paragraph (5) above, the Bank shall make all reimbursement and remediation payments and provide all credits required by such plan, and provide the OCC with a report detailing such payments and credits.

ARTICLE VIII

MANAGEMENT INFORMATION SYSTEMS

(1) Within sixty (60) days of this Order, the Bank shall submit to the Deputy Comptroller and the Examiner-in-Charge an acceptable plan for operation of its management information systems (“MIS”) for foreclosure and Loss Mitigation or loan modification activities to ensure the timely delivery of complete and accurate information to permit effective decision-making.

The MIS plan shall be implemented within one hundred twenty (120) days of this Order. Any corrective action timeframe that is in excess of one hundred twenty (120) days must be approved by the Examiner-in-Charge. The plan shall include, at a minimum:

(a) a description of the various components of MIS used by the Bank for foreclosure and Loss Mitigation or loan modification activities;

(b) a description of and timetable for any needed changes or upgrades to:

(i) monitor compliance with all applicable Legal Requirements and supervisory guidance, and the requirements of this Order;

(ii) ensure the ongoing accuracy of records for all serviced mortgages, including, but not limited to, records necessary to establish ownership and the right to foreclose by the appropriate party for all serviced mortgages, outstanding balances, and fees assessed to the borrower; and

(iii) measures to ensure that Loss Mitigation, loan foreclosure, and modification staffs have sufficient and timely access to information provided by the borrower regarding loan foreclosure and modification activities;

(c) testing the integrity and accuracy of the new or enhanced MIS to ensure that reports generated by the system provide necessary information for adequate monitoring and quality controls.

ARTICLE IX

MORTGAGE SERVICING

(1) Within sixty (60) days of this Order, the Bank shall submit to the Deputy Comptroller and the Examiner-in-Charge an acceptable plan, along with a timeline for ensuring effective coordination of communications with borrowers, both oral and written, related to Loss Mitigation or loan modification and foreclosure activities: (i) to ensure that communications are timely and effective and are designed to avoid confusion to borrowers; (ii) to ensure continuity in the handling of borrowers’ loan files during the Loss Mitigation, loan modification, and foreclosure process by personnel knowledgeable about a specific borrower’s situation; (iii) to ensure reasonable and good faith efforts, consistent with applicable Legal Requirements, are engaged in Loss Mitigation and foreclosure prevention for delinquent loans, where appropriate; and (iv) to ensure that decisions concerning Loss Mitigation or loan modifications continue to be made and communicated in a timely fashion. Prior to submitting the plan, the Bank shall conduct a review to determine whether processes involving past due mortgage loans or foreclosures overlap in such a way that they may impair or impede a borrower’s efforts to effectively pursue a loan modification, and whether Bank employee compensation practices discourage Loss Mitigation or loan modifications. The plan shall be implemented within one hundred twenty (120) days of this Order. Any corrective action timeframe that is in excess of one hundred twenty (120) days must be approved by the Examiner-in-Charge. The plan shall include, at a minimum:

(a) measures to ensure that staff handling Loss Mitigation and loan modification requests routinely communicate and coordinate with staff processing the foreclosure on the borrower’s property;

(b) appropriate deadlines for responses to borrower communications and requests for consideration of Loss Mitigation, including deadlines for decision-making on Loss Mitigation Activities, with the metrics established not being less responsive than the timelines in the HAMP program;

(c) establishment of an easily accessible and reliable single point of contact for each borrower so that the borrower has access to an employee of the Bank to obtain information throughout the Loss Mitigation, loan modification, and foreclosure processes;

(d) a requirement that written communications with the borrower identify such single point of contact along with one or more direct means of communication with the contact;

(e) measures to ensure that the single point of contact has access to current information and personnel (in-house or third-party) sufficient to timely, accurately, and adequately inform the borrower of the current status of the Loss Mitigation, loan modification, and foreclosure activities;

(f) measures to ensure that staff are trained specifically in handling mortgage delinquencies, Loss Mitigation, and loan modifications;

(g) procedures and controls to ensure that a final decision regarding a borrower’s loan modification request (whether on a trial or permanent basis) is made and communicated to the borrower in writing, including the reason(s) why the borrower did not qualify for the trial or permanent modification (including the net present value calculations utilized by the Bank, if applicable) by the single point of contact within a reasonable period of time before any foreclosure sale occurs;

(h) procedures and controls to ensure that when the borrower’s loan has been approved for modification on a trial or permanent basis that: (i) no foreclosure or further legal action predicate to foreclosure occurs, unless the borrower is deemed in default on the terms of the trial or permanent modification; and (ii) the single point of contact remains available to the borrower and continues to be referenced on all written communications with the borrower;

(i) policies and procedures to enable borrowers to make complaints regarding the Loss Mitigation or modification process, denial of modification requests, the foreclosure process, or foreclosure activities which prevent a borrower from pursuing Loss Mitigation or modification options, and a process for making borrowers aware of the complaint procedures;

(j) procedures for the prompt review, escalation, and resolution of borrower complaints, including a process to communicate the results of the review to the borrower on a timely basis;

(k) policies and procedures to ensure that payments are credited in a prompt and timely manner; that payments, including partial payments to the extent permissible under the terms of applicable legal instruments, are applied to scheduled principal, interest, and/or escrow before fees, and that any misapplication of borrower funds is corrected in a prompt and timely manner;

(l) policies and procedures to ensure that timely information about Loss Mitigation options is sent to the borrower in the event of a delinquency or default, including plain language notices about loan modification and the pendency of foreclosure proceedings;

(m) policies and procedures to ensure that foreclosure, Loss Mitigation, and loan modification documents provided to borrowers and third parties are appropriately maintained and tracked, and that borrowers generally will not be required to resubmit the same documented information that has already been provided, and that borrowers are notified promptly of the need for additional information; and

(n) policies and procedures to consider loan modifications or other Loss Mitigation Activities with respect to junior lien loans owned by the Bank, and to factor the risks associated with such junior lien loans into loan loss reserving practices, where the Bank services the associated first lien mortgage and becomes aware that such first lien mortgage is delinquent or has been modified. Such policies and procedures shall require the ongoing maintenance of appropriate loss reserves for junior lien mortgages owned by the Bank and the charge-off of such junior lien loans in accordance with FFIEC retail credit classification guidelines.

ARTICLE X

RISK ASSESSMENT AND RISK MANAGEMENT PLAN

(1) Within ninety (90) days of this Order, the Bank shall conduct a written, comprehensive assessment of the Bank’s risks in mortgage servicing operations, particularly in the areas of Loss Mitigation, foreclosure, and the administration and disposition of other real estate owned, including, but not limited to, operational, compliance, transaction, legal, and reputational risks.

(2) The Bank shall develop an acceptable plan to effectively manage or mitigate identified risks on an ongoing basis, with oversight by the Bank’s senior risk managers, senior management, and the Board. The assessment and plan shall be provided to the Deputy Comptroller and the Examiner-in-Charge within one hundred twenty (120) days of this Order.

ARTICLE XI

APPROVAL, IMPLEMENTATION AND REPORTS

(1) The Bank shall submit the written plans, programs, policies, and procedures required by this Order for review and determination of no supervisory objection to the Deputy Comptroller and the Examiner-in-Charge within the applicable time periods set forth in Articles II through X. The Bank shall adopt the plans, programs, policies, and procedures required by this Order upon submission to the OCC, and shall immediately make any revisions requested by the Deputy Comptroller or the Examiner-in-Charge. Upon adoption, the Bank shall immediately implement the plans, programs, policies, and procedures required by this Order and thereafter fully comply with them.

(2) During the term of this Order, the required plans, programs, policies, and procedures shall not be amended or rescinded in any material respect without the prior written approval of the Deputy Comptroller or the Examiner-in-Charge (except as otherwise provided in this Order).

(3) During the term of this Order, the Bank shall revise the required plans, programs, policies, and procedures as necessary to incorporate new or changes to applicable Legal Requirements and supervisory guidelines.

(4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plans, programs, policies, and procedures required by this Order.

(5) Within thirty (30) days after the end of each calendar quarter following the date of this Order, the Bank shall submit to the OCC a written progress report detailing the form and manner of all actions taken to secure compliance with the provisions of this Order and the results thereof. The progress report shall include information sufficient to validate compliance with this Order, based on a testing program acceptable to the OCC that includes, if required by the OCC, validation by third-party independent consultants acceptable to the OCC. The OCC may, in writing, discontinue the requirement for progress reports or modify the reporting schedule.

(6) All communication regarding this Order shall be sent to:

(a)	Vance S. Price
Deputy Comptroller
Large Bank Supervision
Office of the Comptroller of the Currency
250 E Street, SW
Washington, DC 20219

(b)	Morris R. Morgan
Examiner-in-Charge
National Bank Examiners
Two PNC Plaza 620 Liberty Avenue
MS P2-PTPP 20-3
Pittsburgh, PA 15222-2719

ARTICLE XII

COMPLIANCE AND EXTENSIONS OF TIME

(1) If the Bank contends that compliance with any provision of this Order would not be feasible or legally permissible for the Bank, or requires an extension of any timeframe within this Order, the Board shall submit a written request to the Deputy Comptroller asking for relief. Any written requests submitted pursuant to this Article shall include a statement setting forth in detail the special circumstances that prevent the Bank from complying with a provision, that require the Deputy Comptroller to exempt the Bank from a provision, or that require an extension of a timeframe within this Order.

(2) All such requests shall be accompanied by relevant supporting documentation, and to the extent requested by the Deputy Comptroller, a sworn affidavit or affidavits setting forth any other facts upon which the Bank relies. The Deputy Comptroller’s decision concerning a request is final and not subject to further review.

ARTICLE XIII

OTHER PROVISIONS

(1) Although this Order requires the Bank to submit certain actions, plans, programs, policies, and procedures for the review or prior written determination of no supervisory objection by the Deputy Comptroller or the Examiner-in-Charge, the Board has the ultimate responsibility for proper and sound management of the Bank.

(2) In each instance in this Order in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a) authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Order;

(b) require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

(c) follow-up on any material non-compliance with such actions in a timely and appropriate manner; and

(d) require corrective action be taken in a timely manner of any material non-compliance with such actions.

(3) If, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(4) This Order constitutes a settlement of the cease and desist proceeding against the Bank contemplated by the Comptroller, based on the unsafe or unsound practices described in the Comptroller’s Findings set forth in Article I of this Order. Provided, however, that nothing in this Order shall prevent the Comptroller from instituting other enforcement actions against the Bank or any of its institution-affiliated parties, including, without limitation, assessment of civil money penalties, based on the findings set forth in this Order, or any other findings.

(5) This Order is and shall become effective upon its execution by the Comptroller, through his authorized representative whose hand appears below. The Order shall remain effective and enforceable, except to the extent that, and until such time as, any provision of this Order shall be amended, suspended, waived, or terminated in writing by the Comptroller.

(6) Any time limitations imposed by this Order shall begin to run from the effective date of this Order, as shown below, unless the Order specifies otherwise.

(7) The terms and provisions of this Order apply to the Bank and its subsidiaries, even though those subsidiaries are not named as parties to this Order. The Bank shall integrate any foreclosure or mortgage servicing activities done by a subsidiary into its plans, policies, programs, and processes required by this Order. The Bank shall ensure that its subsidiaries comply with all terms and provisions of this Order.

(8) This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding the Comptroller or the United States. Nothing in this Order shall affect any action against the Bank or its institution-affiliated parties by a bank regulatory agency, the United States Department of Justice, or any other law enforcement agency, to the extent permitted under applicable law.

(9) The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements, or prior arrangements between the parties, whether oral or written.

(10) Nothing in the Stipulation and Consent or this Order, express or implied, shall give to any person or entity, other than the parties hereto, and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under the Stipulation and Consent or this Order.

(11) The Bank consents to the issuance of this Order before the filing of any notices, or taking of any testimony or adjudication, and solely for the purpose of settling this matter without a formal proceeding being filed.

IT IS SO ORDERED, this 13th day of April, 2011.

/s/
Vance S. Price
Deputy Comptroller
Large Bank Supervision

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

COMPTROLLER OF THE CURRENCY

)
In the Matter of:	)
PNC Bank, N.A.	)	AA-EC-11-17
Wilmington, DE	)
)

STIPULATION AND CONSENT TO THE ISSUANCE

OF A CONSENT ORDER

The Comptroller of the Currency of the United States of America (“Comptroller”) intends to impose a cease and desist order on PNC Bank, N.A., Wilmington, Delaware (“Bank”) pursuant to 12 U.S.C. § § 1818(b), for unsafe or unsound banking practices relating to mortgage servicing and the initiation and handling of foreclosure proceedings.

The Bank, in the interest of compliance and cooperation, enters into this Stipulation and Consent to the Issuance of a Consent Order (“Stipulation”) and consents to the issuance of a Consent Order, dated April 13, 2011 (“Consent Order”);

In consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, stipulate and agree to the following:

ARTICLE I

JURISDICTION

(1) The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

(2) The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).

(3) The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).

(4) For the purposes of, and within the meaning of 12 C.F.R. §§ 5.3(g)(4), 5.51(c)(6), and 24.2(e)(4), this Consent Order shall not be construed to be a “cease and desist order” or “consent order”, unless the OCC informs the Bank otherwise.

ARTICLE II

AGREEMENT

(1) The Bank, without admitting or denying any wrongdoing, consents and agrees to issuance of the Consent Order by the Comptroller.

(2) The Bank consents and agrees that the Consent Order shall (a) be deemed an “order issued with the consent of the depository institution” pursuant to 12 U.S.C. § 1818(h)(2), (b) become effective upon its execution by the Comptroller through his authorized representative, and (c) be fully enforceable by the Comptroller pursuant to 12 U.S.C. § 1818(i).

(3) Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

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(4) The Bank declares that no separate promise or inducement of any kind has been made by the Comptroller, or by his agents or employees, to cause or induce the Bank to consent to the issuance of the Consent Order and/or execute the Consent Order.

(5) The Bank expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the United States Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.

(6) The OCC releases and discharges the Bank from all potential liability for a cease and desist order that has been or might have been asserted by the OCC based on the banking practices described in the Comptroller’s Findings set forth in Article I of the Consent Order, to the extent known to the OCC as of the effective date of the Consent Order. However, the banking practices alleged in Article I of the Consent Order may be utilized by the OCC in other future enforcement actions against the Bank or its institution-affiliated parties, including, without limitation, to assess civil money penalties or to establish a pattern or practice of violations or the continuation of a pattern or practice of violations. This release shall not preclude or affect any right of the OCC to determine and ensure compliance with the terms and provisions of this Stipulation or the Consent Order.

(7) The terms and provisions of the Stipulation and the Consent Order shall be binding upon, and inure to the benefit of, the parties hereto and their successors in interest. Nothing in this Stipulation or the Consent Order, express or implied, shall give to any person or entity, other than the parties hereto, and their successors hereunder, any

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benefit or any legal or equitable right, remedy or claim under this Stipulation or the Consent Order.

ARTICLE III

WAIVERS

(1) The Bank, by consenting to this Stipulation, waives:

(a) the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b) any and all procedural rights available in connection with the issuance of the Consent Order;

(c) all rights to a hearing and a final agency decision pursuant to 12 U.S.C. §§ 1818(b) and (h), 12 C.F.R. Part 19;

(d) all rights to seek any type of administrative or judicial review of the Consent Order;

(e) any and all claims for fees, costs or expenses against the Comptroller, or any of his agents or employees, related in any way to this enforcement matter or this Consent Order, whether arising under common law or under the terms of any statute, including, but not limited to, the Equal Access to Justice Act, 5 U.S.C. § 504 and 28 U.S.C. § 2412; and

(f) any and all rights to challenge or contest the validity of the Consent Order.

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ARTICLE IV

OTHER PROVISIONS

(1) The provisions of this Stipulation shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, it deems it appropriate to do so to fulfill the responsibilities placed upon it by the several laws of the United States of America.

(2) Nothing in this Stipulation shall preclude any proceedings brought by the Comptroller to enforce the terms of this Consent Order, and nothing in this Stipulation constitutes, nor shall the Bank contend that it constitutes, a waiver of any right, power, or authority of any other representative of the United States or an agency thereof, including, without limitation, the United States Department of Justice, to bring other actions deemed appropriate.

(3) The terms of the Stipulation and the Consent Order are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/	April 13, 2011
Vance S. Price	Date
Deputy Comptroller
Large Bank Supervision

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IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/	3/30/2011
Richard O. Berndt	Date

/s/	3/31/11
Charles E. Bunch	Date

/s/	April 7, 2011
Paul W. Chellgren	Date

/s/	3/31/2011
William S. Demchak	Date

/s/	3/31/2011
Joseph C. Guyaux	Date

/s/	3/31/2011
Kay Cole James	Date

/s/	3/31/2011
Richard B. Kelson	Date

/s/	3/30/2011
Bruce C. Lindsay	Date

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/s/	March 31, 2011
Anthony A. Massaro	Date

/s/	3/31/2011
Jane G. Pepper	Date

/s/	3/31/2011
James E. Rohr	Date

/s/	3/31/11
Donald J. Shepard	Date

/s/	March 31, 2011
Lorene K. Steffes	Date

/s/	3/31/11
Dennis F. Strigl	Date

/s/	3-30-11
Stephen G. Thieke	Date

/s/	March 31, 2011
Thomas J. Usher	Date

/s/	3/31/11
George H. Walls, Jr.	Date

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/s/	3/30/2011
Helge H. Wehmeier	Date

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